UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

TRANSATLANTIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

DE	1-10545	13-3355897
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Pine Street New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 770-2000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

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Transatlantic Holdings, Inc. (“TRH”) routinely pays quarterly bonuses to certain TRH employees and is in the process of providing new or enhanced compensation opportunities to certain TRH employees in order to reflect the compensation and benefits previously provided by C.V. Starr & Co., Inc. and Starr International Company, Inc. On July 22, 2005, TRH notified Robert F. Orlich, Chairman, President and CEO, that it would pay him an interim bonus. The total interim and quarterly bonuses paid to date, and the total quarterly bonuses expected to be paid in 2005, to each executive officer named in the Summary Compensation Table included in TRH's Proxy Statement for the 2005 Annual Meeting of Shareholders are:

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	2005 Interim & Quarterly Bonuses
Name and Principal Position	Amount Paid to Date	Amount Expected to be Paid

Orlich, Robert F.[1]	$164,500	$102,000
Chairman, President and CEO
Skalicky, Steven S.	$37,500	$37,500
Executive Vice President and CFO
Bonny, Paul A.	$35,000	$35,000
Executive Vice President
Vijil, Javier E.	$35,000	$35,000
Executive Vice President
Sapnar, Michael C.	$18,000	$18,000
Senior Vice President Transatlantic Reinsurance Company and Putnam Reinsurance Company

Footnotes

1. The amounts shown include the July 22, 2005 interim bonus for Mr. Orlich of $62,500.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC. (Registrant)

Date: August 2, 2005	By:	/s/ Steven S. Skalicky
Executive Vice President and Chief Financial Officer